UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 1, 2019

APYX MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, FL 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer’s telephone number)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APYX	Nasdaq Stock Market, LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors: Compensatory Arrangements of Certain Officers.

On August 1, 2019, the Board of Directors (the “Board”) of Apyx Medical Corporation (the “Company”) appointed Minnie Baylor-Henry to serve as a director of the Company to fill a vacancy on the Board. Ms. Baylor-Henry will serve as a Director and as Chair of the newly-created Regulatory and Compliance Committee.

Ms. Baylor-Henry is the President of B-Henry & Associates, a Boston, Massachusetts based consulting organization focused on providing regulatory strategic support to life sciences companies. From 1999 until 2015, she worked in Regulatory Affairs at Johnson & Johnson and its subsidiaries, McNeil Consumer Health Care and RW Johnson Pharmaceutical Research and Development Corporation. During this period, she held a series of leadership roles of increasing responsibility, culminating in her promotion to Worldwide Vice President of Regulatory Affairs for Johnson & Johnson’s Medical Devices business.  Ms. Baylor-Henry also worked as a National Director at Deloitte & Touche in the Regulatory Affairs Life Science practice, which is part of their Audit and Enterprise Risk Services.  From 1991 until 1999, Mr. Baylor-Henry worked for the U.S. Food & Drug Administration (“FDA”), where she served as a Director and Branch Chief of the FDA’s Division of Drug Marketing, Advertising and Communications. Ms. Baylor-Henry holds a B.S. in Pharmacy from Howard University’s College of Pharmacy and a J.D. from Catholic University of America’s Columbus School of Law in Washington, D.C.

Other than as set forth herein, there is no arrangement or understanding between Ms. Baylor-Henry and any other persons pursuant to which Ms. Baylor-Henry was elected as a director. The Company believes that Ms. Baylor-Henry is qualified to serve as a director of the Company because of her extensive background in regulatory and medical affairs.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 1, 2019, the following proposals were submitted to the stockholders of the Company at its annual meeting of stockholders: (i) the election of six (6) directors; (ii) the ratification of the appointment of BDO USA, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019; (iii) the approval of a non-binding advisory resolution supporting the compensation of the Company's named executive officers; (iv) the approval of a non-binding advisory resolution supporting the frequency of an advisory vote on the compensation of the Company's named executive officers; and (v) the approval of the Company's 2019 Share Incentive Plan.

The following are the final voting results for each proposal.

(i)	The Company’s stockholders elected each of the following six (6) directors to serve on its Board of Directors until their successors are duly elected and qualified by the following vote:

	Name	Cast in Favor	Cast Against	Withheld

	Andrew Makrides	16,188,587	399,478	90,588

	Charles D. Goodwin	16,361,442	163,254	93,957

	Michael Geraghty	15,878,531	648,711	91,411

	Lawrence J. Waldman	15,900,873	626,469	91,311

	John Andres	15,467,538	1,023,416	91,318

	Craig Swandal	16,306,697	184,251	91,324

(ii)	The Company’s stockholders ratified the appointment of BDO USA, LLC as its independent registered public accounting firm for the year ending December 31, 2019 by the following vote:
	Votes For	Votes Against	Votes Abstained
	24,866,812	90,331	10,941

(iii)	The Company’s stockholders approved the compensation of the named executive officers of the Company by the following vote:
	Votes For	Votes Against	Votes Abstained
	15,881,701	666,986	69,966

(iv)	The Company’s stockholders approved the frequency of an advisory vote on the compensation of the named executive officers of the Company by the following vote:
	1 Year	2 Years	3 Years	Votes Abstained
	5,359,957	267,469	10,567,574	423,653

(v)	The Company’s stockholders approved the Company’s 2019 Share Incentive Plan by the following vote:
	Votes For	Votes Against	Votes Abstained
	13,501,094	3,035,918	81,641

The Board, in light of the vote of the stockholders with respect to the frequency of an advisory vote on the compensation of the named executive officers of the Company, determined that the Company will hold a say-on-pay advisory vote ever three years.

Item 8.01. Other Events.

On August 6, 2019, the Company issued a press release announcing the appointment of Ms. Baylor-Henry as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2019		APYX MEDICAL CORPORATION

	By:	/s/ Tara Semb
Tara Semb
Chief Financial Officer and Secretary